Exhibit (e)

CONSENT OF SILVIA MACA

I hereby consent to the use of my name under the heading “OFFICIAL STATEMENTS” in this Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2007 of Oesterreichische Kontrollbank Aktiengesellschaft and the Republic of Austria and to its incorporation by reference into Registration Statement No. 333-134038 of Oesterreichische Kontrollbank Aktiengesellschaft and the Republic of Austria.

Date: July 28, 2008

/s/ SILVIA MACA
Name:	Silvia Maca
Title:	Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance